Exhibit 28 (j) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated March 31, 2025, and each included in this Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A, File No. 002-75366) of Federated Hermes Government Income Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated March 25, 2025, with respect to the financial statements and financial highlights of Federated Hermes Government Income Fund (the sole portfolio constituting Federated Hermes Government Income Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended January 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 25, 2025